UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    ________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)             February 9, 2006
________________________________________________________________________________

                               UNISYS CORPORATION
_______________________________________________________________________________
            (Exact Name of Registrant as Specified in its Charter)


   Delaware                           1-8729                    38-0387840
_______________________________________________________________________________
(State or Other              (Commission File Number)         (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)


                                  Unisys Way,
                         Blue Bell, Pennsylvania  19424
_______________________________________________________________________________
              (Address of Principal Executive Offices)  (Zip Code)

                                 (215) 986-4011
_______________________________________________________________________________
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a)  Consulting Agreement with Lawrence A. Weinbach

On February 9, 2006, the Board of Directors of Unisys Corporation approved a consulting agreement between Unisys Corporation and Lawrence A. Weinbach. The consulting agreement provides for Mr. Weinbach to provide such consulting services to Unisys as are requested by its Board of Directors or its Chairman during the period beginning February 1, 2006 and ending February 1, 2007. The agreement provides for Mr. Weinbach to bill Unisys at the rate of $8,000 per day for his services. The Board of Directors may, in its discretion, pay Mr. Weinbach an additional fee at the conclusion of the agreement based on the value of the services he provides, but in no event may the total amount paid to Mr. Weinbach under the agreement exceed $1,000,000. Mr. Weinbach retired from Unisys on January 31, 2006. He had been executive Chairman of the Board. The consulting agreement is filed as Exhibit 10.1 to this report.

(b)  Executive Officer Salary and Bonus Arrangements

On February 9, 2006, the Compensation Committee and/or the Board of Directors of Unisys Corporation approved the 2006 base salaries and target bonus percentages set forth on Exhibit 10.2 hereto with respect to certain of the company's executive officers.

(c)  Turnaround Cash Incentive Program

On February 9, 2006, the Compensation Committee of the Board of Directors approved a turnaround cash incentive program to incent certain key employees of the Company, including certain officers, to execute the turnaround of the company. Under this program, up to $12.6 million will be available for payment as a turnaround incentive. Amounts payable, if any, will be based on the achievement by each participant of individual revenue, cost management and/or cash management targets, and will be subject to the discretion of the Compensation Committee and the Chief Executive Officer. Any payments under the program will be made in the first quarter of 2007. Participants may receive from 0 to 100% of target depending on the degree to which their incentive targets are achieved.

(d)  Compensation of Directors

In 2005, non-employee directors received an annual retainer of $50,000 and an annual attendance fee of $10,000 for regularly scheduled Board and committee meetings. Chairs of committees other than the audit committee also received an annual $5,000 retainer; the annual retainer for the chair of the audit committee was $20,000. All of these retainers and fees were paid 50% in cash and 50% in the form of common stock equivalent units. In addition, non-employee directors received a cash meeting fee of $1,500 for attendance at certain additional Board and committee meetings. In 2005, each non-employee director also received an option to purchase 12,000 shares of Unisys common stock.

On February 9, 2006, the Board of Directors determined that the annual retainer, annual meeting attendance fee, retainers for chairs of committees and fee for attendance at additional meetings set forth above will continue in 2006. However, these fees will now be payable 100% in cash. The Board also approved the payment of an additional $100,000 annual retainer to the non-executive Chairman of the Board. Prior to February 2006, the Chairman of the Board had been an employee of the company. Finally, the Board of Directors also approved an annual grant to each non-employee director of restricted stock units having a value of $100,000 (based on the fair market value of Unisys common stock on the date of grant). Accordingly, on February 9, 2006 each non-employee director received a grant of 15,397 restricted stock units. The restricted stock units vest in three annual installments beginning one year after the date of grant and will be settled in shares of Unisys common stock. The grant of restricted stock units was made in lieu of stock option grants.


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d) On February 9, 2006, the Board of Directors elected Leslie F. Kenne as a director of Unisys Corporation. Ms. Kenne, 58, is a retired Lieutenant General of the United States Air Force. Prior to retiring from the Air Force in 2003 as Deputy Chief of Staff, Warfighting Integration, Pentagon, she had a 32-year military career including technical training, command experience and responsibility for large aircraft test, evaluation and acquisition programs.
She is also a director of EDO Corporation and Harris Corporation.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) The following Exhibits are filed herewith:

     10.1 Consulting Agreement dated as of February 1, 2006 between Unisys Corporation and Lawrence A. Weinbach

     10.2 Description of salary and bonus arrangements with certain executive officers




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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     UNISYS CORPORATION


Date: February 15, 2006                           By: /s/ Nancy Straus Sundheim
                                                      -------------------------
                                                      Nancy Straus Sundheim
                                                      Senior Vice President,
                                                      General Counsel and
                                                      Secretary


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                              EXHIBIT INDEX
                              -------------


Exhibit
No.
------
10.1 Consulting Agreement dated as of February 1, 2006 between Unisys Corporation and Lawrence A. Weinbach

10.2 Description of salary and bonus arrangements with certain executive officers